Exhibit 99.1

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      Contact: Merilee Raines, Vice President, Finance, (207) 856-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Elects Robert Murray as Director

        WESTBROOK, Maine, February 24, 2005 — IDEXX Laboratories, Inc. (NASDAQ: IDXX) announced today that Robert J. Murray has been elected to its Board of Directors. Mr. Murray was Chairman and Chief Executive Officer of New England Business Services, Inc. from 1995 to 2004 and, prior to that, held various executive positions at The Gillette Company for over 30 years, including Executive Vice President, North Atlantic Group and Chairman of the Board of Management of Braun AG. Mr. Murray also is a member of the Boards of Directors of Allmerica Financial Corporation, LoJack Corporation, Tupperware Corporation, and Delhaize Group.

        “We are very fortunate to have Bob Murray join our Board of Directors,” said Jonathan Ayers, Chairman and Chief Executive Officer of IDEXX Laboratories. “We seek to have a Board that is comprised of Directors with a variety of different skills, and Bob’s tremendous general management, marketing and international experience will be very valuable to the Company and our Board.”

About IDEXX Laboratories

        IDEXX Laboratories, Inc. is a worldwide leader in the development and commercialization of innovative, technology-based products and services for veterinary, food and water applications. The Company’s largest business is focused on companion animal health, combining biotechnology, medical device technology and information technology to aid veterinarians in providing better medicine while building successful practices. IDEXX Laboratories’ food and water businesses are focused on employing innovative technologies to monitor production animal health and the safety and quality of drinking water and milk. Headquartered in Westbrook, Maine, IDEXX Laboratories employs more than 3,000 people and offers products to customers in over 100 countries.

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; the Company’s ability to develop, license or obtain rights to new technologies; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition and technological change on the markets for the Company’s products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of our products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the effects of government regulatory decisions, customer demand, pricing and other factors on the realizability of the Company’s inventories; the Company’s ability to manufacture complex biologic products; the effects of operations outside the U.S., including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”